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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):September 18, 1996


                          Sector Communications, Inc.
             (Exact name of registrant as specified in its charter)


                        Commission File Number: 0-22382


        Nevada                                         56-1051491
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                     Identification No.)


              7601 Lewinsville Road, Suite 200, McLean, Va.  22102
                    (Address of principal executive offices)


                                 (703) 761-1500
                         Registrant's telephone number

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS
         ------------------------------------

ACQUISITION OF HIS TECHNOLOGY AG AND MOUNTAIN SOFTWARE AG

On August 12, 1996, the Registrant entered into a Definitive Agreement (the "Agreement") with HIS Technologies AG (Histech), the holders of 100% of the outstanding capital stock of HIS Technologies AG (the "Histech Stockholders"), and Mountain Software AG for the purchase, through it's wholly owned subsidiary, Sector Communications AG, of an 80% capital stock interest in Histech, the purchase of 100% of the capital stock of Mountain Software AG and for the subsequent merger of Mountain Software AG with and into Histech.

Effective August 23, 1996, Sector Communications AG, acquired 54.45% (7,314 shares) of the issued and outstanding shares of capital stock of Histech from two Histech Shareholders, Joan Brown and Aledo Services Ltd. and 100% of the issued and outstanding shares of capital stock of Mountain Software AG from Simon Brown, the sole shareholder of Mountain Software AG, in exchange for the issuance of 4,118,094 shares and 716,191 shares of the Registrant's common stock, par value $0.001 per share, respectively. Joan Brown is Simon Brown's mother and Hugo Wyss, a director of Sector Communications AG and the Chairman of the Board of Directors of Histech is a director of Aledo Services Ltd. The Agreement also provides for the payment of additional cash or shares of Registrant's common stock to be issued, as a purchase price adjustment, to the above parties in the event that the average bid price of the Registrants common stock during the last ten trading days of October 1996 is less than $2.25 per share. The average closing bid price during this ten day period was $0.934375. As such, the maximum number of additional shares the Company is required to issue is 6,724,243.

The Registrant also issued 1,250,000 shares of it's common stock, par value $0.001 per share and a warrant for the purchase of 1,250,000 shares of it's common stock at an exercise price of $0.79 per share, expiring three year from the date of issue, as a fee to KAV Kapitalangleger Verlag-AG ("KAV") for services performed in connection with this transaction.

As a part of this Agreement, Sector Communications AG, also purchased for cash 3,428 shares of previously unissued Histech capital stock, such shares representing a 25.55% capital stock interest in Histech for a $1,200,000. The final payment for the purchase of this interest was made on September 18, 1996. Sources of funds for the acquisition of the above interest was provided for by
(i) the sale of the Company's common stock in an offshore private placement, and
(ii) from the sale of marketable securities the Company held.

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The shares of Registrant common stock issued above have not been registered under the Securities Act of 1933, were issued in accordance with Regulation S and bear a legend to such effect. The shares issued to Joan Brown, Aledo Services, Ltd. and Simon Brown bear additional restrictive legends limiting their sale or transfer in accordance with the Agreement. These shares become available for sale or transfer at a rate of 10% of the total shares issued to them each quarter, beginning in November 1996, until all such shares are freely tradeable.

The amount of consideration paid by the Registrant was determined through negotiations between the parties based upon the business, financial condition, operations, management and prospects of the Registrant, Histech and Mountain Software AG.

ITEM 5.  OTHER EVENTS
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ACQUISITION OF SECTOR COMMUNICATIONS AG

Effective July 31, 1996, the Company acquired 100% of the outstanding capital stock of Sector Communications AG, a Swiss corporation from Murray Services, Ltd. for a cash payment of $12,000. As of acquisition date, Sector Communications AG was an "off the shelf company" and had no assets or liabilities. Sector Communications AG was purchased by the Registrant to hold the equity ownership interest it acquired in Histech and Mountain Software, Inc. described above.

As of the date of acquisition, Murray Services, Ltd. ("Murray") beneficially owned 1,000,000 shares of the Registrants common stock, representing less than a 5% interest in the Registrant. These shares were being held at that time for Murray by Telecom Partners Ltd and were received in connection with the acquisition of Global Communications Group, Inc. bu the Registrant. Hugo Wyss, a director of Sector Communications AG and Histech is also a director of Murray Services Ltd.

DIRECTORS, OFFICERS AND OTHER MATERIAL RELATIONSHIPS

The Board of Directors of Sector Communications AG currently consists of Theodore Georgelas, president and chief executive officer of Sector Communications, Inc., Hugo Wyss and Daniel Poitry. The Board of Directors of Histech consists of Robert Scherpenhuijzen, president of Histech, Hugo Wyss and Daniel Poitry.

In addition, Histech entered into employment agreements with Robert Scherpenhuijzen, Nicholas de Smith and Simon Brown, all holders of Histech capital stock and parties to the Agreement.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
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(a)  Financial Statements of Business Acquired and Pro Forma Financial
     Information:

It is impractical to provide the required financial statements for the acquired business and pro forma financial information at the time this Current Report on Form 8-K is filed since none are currently available. The financial statements and pro forma financial information required by Item 310 of Regulation S-B will be filed by the Registrant by means of an amendment to this Report as soon as these financial statements are available or on or before December 2, 1996.

(b) Exhibits

Exhibit
Number    Description
------    -----------

 10.01 Definitive Agreement, dated August 12, 1996, between HIS Technologies AG, Simon Brown, Joan Brown, Robert Scherpenhuijzen, Nicholas de Smith, Aledo Services Ltd, Mountain Software AG, Sector
          Communications, AG and Sector Communications, Inc.

 10.02 Purchase Agreement between Murray Services Ltd BVI and Sector Communications, Inc. (formerly Aurtex, Inc.)

 10.03    Agreement with KAV Kapitalangleger-Verlag AG


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sector Communications, Inc.

/s/ Theodore Georgelas
--------------------------------------
Theodore J. Georgelas
President and Chief Executive Officer

Date: November 18, 1996

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